Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the Amended and Restated Equity Incentive Plan and the 2015 Omnibus Equity Incentive Plan of DAVIDsTEA Inc. (the “Company”) of our report dated May 26, 2015, with respect to the consolidated financial statements the Company included in its Prospectus for the registration of common shares of the Company, filed with the Securities and Exchange Commission.

/s/Ernst & Young LLP

Montreal, Canada

June 18, 2015

(1) CPA auditor, CA, public accountancy permit no. A112179